Exhibit 99.1

                 RONSON REPORTS SALES AND RESULTS OF OPERATIONS
                  IN THE THIRD QUARTER AND NINE MONTHS OF 2009

Woodbridge, N.J., November 16, 2009 - Ronson Corporation (OTC RONC.PK) (the "Company") today reported its Results of Operations for the third quarter and nine months of 2009 in comparison with the third quarter and nine months of 2008.

      In March 2009, the Company announced its plan to divest Ronson Aviation, Inc. ("Ronson Aviation"). On March 30, 2009, because of a request from Wells Fargo that the Company retain a Chief Restructuring Officer, the Company retained Joel Getzler of Getzler Henrich & Associates LLC as its Chief Restructuring Officer. On May 18, 2009, the Company announced that it had entered into an agreement to sell substantially all of the assets of the wholly-owned subsidiary, Ronson Aviation. In August 2009, the Company entered into a letter of intent to sell substantially all of the assets of Ronson Consumer Products. On October 8, 2009, the Company entered into an agreement to sell substantially all of the assets of Ronson Consumer Products, including both Ronson Consumer Products Corporation ("RCPC") and Ronson Corporation of Canada Ltd. ("Ronson-Canada"). Therefore, the operations of Ronson Consumer Products and Ronson Aviation have been classified as discontinued in the Consolidated Statements of Operations below. The results of continuing operations include only the Company.

      The Company's Loss from Continuing Operations was $(383,000) in the third quarter of 2009 as compared to $(249,000) in the third quarter of 2008. The Company's Loss from Continuing Operations in the nine months of 2009 was $(941,000) as compared to $(822,000) in the nine months of 2008.

      The Company had a Loss from Discontinued Operations in the third quarter of 2009 of $(1,258,000) as compared to $(238,000) in the third quarter of 2008. The Company had a Loss from Discontinued Operations of $(2,592,000) in the nine months of 2009 as compared to $(164,000) in the nine months of 2008.

      The Loss from Discontinued Operations in the third quarter of 2009 included expenses for increased professional fees of $532,000, (before income taxes) consisting of legal fees, fees related to the Chief Restructuring Officer, other increased fees charged by Wells Fargo, and investment banking expenses. In the nine months of 2009, the Company's Loss from Discontinued Operations included a forbearance fee to Wells Fargo of $500,000 (before income taxes) and the increased professional fees of about $1,778,000 (before income taxes).

Ronson Corporation's operations include its wholly-owned subsidiaries: 1) Ronson Consumer Products Corporation in Woodbridge, New Jersey, 2) Ronson Corporation of Canada Ltd., and 3) Ronson Aviation, Inc.

                                     -More-

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

                               RONSON CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTER ENDED SEPTEMBER 30:
                                                               2009              2008
                                                            ----------        ----------
Net Sales                                                   $       --        $       --
Loss from continuing operations before interest and other
items                                                         (309,000)         (348,000)
Loss from continuing operations before income taxes           (457,000)         (431,000)
Income tax benefits                                            (74,000) (2)     (182,000)
Loss from continuing operations                               (383,000)         (249,000)
Loss from discontinued operations before income taxes (1)     (638,000) (3)     (326,000)
Income tax expense (benefit) related to discontinued
operations (1)                                                 620,000  (2)      (88,000)
Loss from discontinued operations (1)                       (1,258,000)         (238,000)
Net loss                                                    (1,641,000)         (487,000)

Basic and diluted loss per common share (4):
Continuing operations                                       $    (0.07)       $    (0.05)
Discontinued operations                                          (0.25)            (0.05)
Basic and diluted                                           $    (0.32)       $    (0.10)

Average common shares outstanding (4):
Basic and diluted                                            5,084,000         5,084,000

FOR THE NINE MONTHS ENDED SEPT 30:
----------------------------------
                                                               2009              2008
                                                            ----------        ----------
Net sales                                                   $       --        $       --
Loss from continuing operations before interest and other     (971,000)       (1,175,000)
Loss from continuing operations before income taxes         (1,421,000)       (1,420,000)
Income tax benefits                                           (480,000) (2)     (598,000)
Loss from continuing operations                               (941,000)         (822,000)
Loss from discontinued operations before income taxes  (1)  (2,808,000) (3)     (144,000)
Income tax expense (benefit) related to discontinued
operations (1)                                                (216,000) (2)       20,000
Loss from discontinued operations (1)                       (2,592,000)        (164,000)
Net loss                                                    (3,533,000)         (986,000)

Basic and diluted loss per common share (4):
Continuing operations                                       $    (0.18)       $    (0.16)
Discontinued operations                                          (0.51)            (0.03)
Basic and diluted                                           $    (0.69)       $    (0.19)

Average common shares outstanding (4):
Basic and diluted                                            5,084,000         5,084,000

                                     -More-

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FOOTNOTES:

      (1) In the first quarter of 2009, the Company announced plans to divest Ronson Aviation. In August 2009, the Company entered into a non-binding letter of intent to sell substantially all of the assets of Ronson Consumer Products. As a result, the operations of Ronson Consumer Products and Ronson Aviation have been classified as discontinued in all periods presented.

      (2) In the third quarter of 2009, the Company reviewed the deferred income tax assets and determined that a portion would not be realized, and, therefore, the valuation allowance was increased, which increased the income tax expense, by approximately $922,000 as follows:

                   Continuing operations                        $118,000
                   Discontinued operations                       804,000

      (3) The Loss from Discontinued Operations in the third quarter and nine months of 2009 included expenses for increased professional fees consisting of legal fees, fees related to the Chief Restructuring Officer, other increased fees charged by Wells Fargo, investment banking expenses and a forbearance fee to Wells Fargo as follows:

                                                       Quarter      Nine Months
                    Increased professional fees        $532,000      $1,778,000
                    Forbearance fee                      50,000         500,000
                             Total                      582,000       2,278,000

      (4) Diluted Loss per Common Share includes the dilutive effect of outstanding stock options. The stock options were anti-dilutive for all the periods presented and, therefore, were excluded from the computation of Diluted Loss per Common Share for those periods.


Important Additional Information and Where to Find It:

This press release is for informational purposes only. It is not a solicitation of a proxy. In connection with the Company's previously announced proposed sale of each of its aviation division and consumer products division, Ronson Corporation has filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SALE TRANSACTIONS. Investors and shareholders may obtain a free copy of the proxy statement and other documents filed by the Company (when available) at the SEC's website at http://www.sec.gov. The proxy statement and such other documents may also be obtained, free of charge, by directing a request to Daryl Holcomb, Chief Financial Officer, Ronson Corporation, 3 Ronson Road, P.O. Box 3000, Woodbridge, New Jersey 07095.

Ronson Corporation and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the proposed sale transactions. Information regarding the interests of the Company's participants in the solicitation is included in the preliminary proxy statement and will be included in the definitive proxy statement relating to the proposed sale transactions when it is filed with the SEC and becomes available.


This press release contains forward-looking statements that anticipate results based on management's plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectation of future events. The Company cannot ensure that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. If underlying assumptions prove inaccurate or that unknown risks or uncertainties materialize, actual results could vary materially from our projections. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.



COMPANY CONTACT:
DARYL K. HOLCOMB
(732) 438-0320